UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 23, 2014 (the “Effective Date”), The First Marblehead Corporation (the “Corporation”) and Union Federal Savings Bank, a wholly owned subsidiary of the Corporation (“Union Federal”), entered into a loan purchase and sale agreement (“Sale Agreement”) with RBS Citizens, N.A. (the “Purchaser”).  Pursuant to the Sale Agreement, Union Federal agreed to sell to the Purchaser a portfolio (the “Portfolio”) of private education loans (the “Loans”) with an aggregate outstanding principal balance of approximately $53.9 million as of December 31, 2013 (the “Transaction”).  The Transaction will have two closings.  The first closing will result in the sale of Loans from the Portfolio with an aggregate outstanding principal balance as of December 31, 2013 of approximately $47.4 million (the “First Closing”).  The second closing will result in the sale of Loans from the Portfolio with an aggregate outstanding principal balance as of December 31, 2013 of approximately $6.5 million (the “Second Closing”).  The Loans that will be sold as part of the Second Closing were partially disbursed as of October 31, 2013, the agreed upon cut-off date for loans to be eligible to be included in the Portfolio, and, as such, the aggregate outstanding principal balance of such Loans will increase as the Loans are fully disbursed.  The date of the First Closing and the date of the Second Closing are each referred to as a “Purchase Date.”

The Loans must continue to meet certain eligibility criteria, as set forth in the Sale Agreement, on the applicable Purchase Date to be included in the Portfolio.  A Loan will be removed from the Portfolio and not sold to the Purchaser if, as of the calendar day immediately preceding the applicable Purchase Date (the “Cut-Off Date”), it no longer meets the eligibility criteria.

On the applicable Purchase Date, Union Federal will receive an amount equal to 103.5% of the aggregate outstanding principal balance, including capitalized interest, of the Loans as of the applicable Cut-Off Date plus any accrued but unpaid interest on the Loans (to the extent not previously capitalized) as of the applicable Cut-Off Date.  Following the applicable Purchase Date, the Purchaser will bear the risk of future performance of the applicable Loans, including risk of future default, except as otherwise set forth in the Sale Agreement.

The Loans represent approximately 73% of the private education loans held by Union Federal as of December 31, 2013, measured by principal balance.  Union Federal has previously recorded these Loans as held-to-maturity loans but will reclassify approximately $53.9 million to available-for-sale loans on its financial statements for the fiscal quarter ended December 31, 2013.

The Sale Agreement contains the following provisions:

•
Representations and Warranties.  Each of the Purchaser and Union Federal made representations and warranties as of the Effective Date and will make representations and warranties as of the applicable Purchase Date, and, in certain circumstances, Union Federal will make representations and warranties as of the applicable Cut-Off Date.  The representations and warranties of Union Federal include, among other things, that (1) no Loan is in default or more than 29 days delinquent as of the Effective Date and as of the applicable Cut-Off Date; (2) each Loan was originated and serviced in accordance with applicable law and loan program guidelines; and (3) with limited exceptions, each Loan represents a valid and enforceable payment obligation on the part of the borrower and cosigner, if any.

•
Indemnification.  Each of the Purchaser, on the one hand, and the Corporation, on the other, agreed to indemnify the other against losses sustained as a result of any breach of the Purchaser’s or Union Federal’s, as applicable, representations, warranties and covenants or any act or omission of the Purchaser or Union Federal, as applicable, prior to the applicable Purchase Date.

•
Repurchase Obligation.  Subject to certain exceptions, Union Federal has agreed to repurchase, following receipt of notice from the Purchaser, any Loan for which a representation or warranty made by Union Federal about such Loan proves to have been false, misleading or incorrect as of the Effective Date or as of the applicable Purchase Date.  Union Federal has also agreed to repurchase any Loan that becomes subject to a formal judicial proceeding that is based upon the acts or omissions of Union Federal or its agents or affiliates arising prior to the applicable Purchase Date and, under certain circumstances, any Loan where a claim has been made that the Loan is unenforceable because of the lack of contractual capacity of a minor.  These repurchase obligations do not expire and are in addition to the Corporation’s indemnification obligations.

•	Guaranty. The Corporation agreed to guarantee to the Purchaser the full and prompt performance by Union Federal of its obligations and agreements under the Sale Agreement.

•
Customer Information.  Union Federal has agreed not to transfer or disclose customer information related to the Loans but will be allowed to use the customer information for the purpose of conducting certain serialization marketing (i.e., repeat borrower marketing).

The First Closing is expected to occur prior to March 31, 2014 and the Second Closing is expected to occur prior to June 30, 2014, with each closing subject to customary closing conditions.  Among other things, the Transaction requires the approval of the Office of the Comptroller of Currency.

Item 8.01.                      Other Events

On January 23, 2014, the Corporation issued a press release regarding the Transaction.  A copy of the press release is attached to this current report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

99.1
Press release issued by The First Marblehead Corporation on January 23, 2014 entitled “First Marblehead’s Bank Subsidiary to Sell Approximately $53.9 million of Private Student Loans to RBS Citizens Financial Group, Inc.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: January 23, 2014	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1
Press release issued by The First Marblehead Corporation on January 23, 2014 entitled “First Marblehead’s Bank Subsidiary to Sell Approximately $53.9 million of Private Student Loans to RBS Citizens Financial Group, Inc.”